     As filed with the Securities and Exchange Commission on June 4, 1999
                                             Registration Number 333-_____


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            ----------------------


                                   FORM S-8

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933
                            ----------------------


                             Triad Hospitals, Inc.
            (Exact name of registrant as specified in its charter)

            Delaware                                  75-2816101
  (State or other jurisdiction of        (I.R.S. Employer Identification Number)
   incorporation or organization)

    13455 Noel Road, 20th Floor
          Dallas, Texas                                 75240
(Address of Principal Executive Offices)              (Zip Code)

              Triad Hospitals, Inc. Employee Stock Purchase Plan
                           (Full Title of the Plan)

                              Donald P. Fay, Esq.
                           Executive Vice President,
                         General Counsel and Secretary
                             Triad Hospitals, Inc.
                          13455 Noel Road, 20th Floor
                              Dallas, Texas 75240
                                (972) 789-2732
           (Name, address and telephone number of agent for service)

                            ----------------------

                                  Copies to:
                            Aileen C. Meehan, Esq.
                             Dewey Ballantine LLP
                          1301 Avenue of the Americas
                         New York, New York 10019-6092
                                (212) 259-8000

                            ----------------------

                                       CALCULATION OF REGISTRATION FEE
============================================================================================================
                                                                       Proposed
     Title Of Each                              Proposed               Maximum              Amount Of
  Class of Securities     Amount To Be      Maximum  Offering     Aggregate Offering     Registration Fee
    To Be Registered      Registered(1)     Price Per Unit (2)         Price (2)
 -----------------------------------------------------------------------------------------------------------
Common Stock,
   par value $.01 per
   share (3)                3,000,000             $ 10.6563              $ 31,968,750          $ 8,887.31
------------------------------------------------------------------------------------------------------------

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Triad Hospitals, Inc. Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization, merger, consolidation or reorganization of or by the Registrant which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated for the sole purpose of computing the registration fee. Pursuant to Rules 457(c) and 457(h) under the Securities Act, the proposed maximum offering price per unit is calculated as the average of the high and low selling prices, as reported on the Nasdaq National Market, of the common stock of the registrant on June 2, 1999.

(3) Includes Preferred Stock Purchase Rights which, prior to the occurrence of certain events, will not be exercisable or evidenced separately from the Common Stock.

                                    PART II


              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   Incorporation of Documents by Reference.

          The following document filed with the Securities and Exchange Commission by Triad Hospitals, Inc. ("Triad") (File No. 0-29816) is incorporated herein by reference and made a part hereof:

     Triad's Registration Statement on Form 10, as amended, filed pursuant to
     Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including the description of the common stock and associated preferred stock purchase rights of Triad contained in such Registration Statement on Form 10; such description is qualified in its entirety by reference to the (i) Certificate of Incorporation of Triad and
     (ii) By-Laws of Triad, filed as Exhibits 3.1 and 3.2, respectively, to this Registration Statement, and any amendment or report filed for the purpose of updating that description.

          All documents filed by Triad pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

          The combined financial statements of Triad Hospitals, Inc. and its subsidiaries at December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998, appearing in Triad's Registration Statement on Form 10, as amended, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such combined financial statements are incorporated herein by reference in reliance upon such report on the authority of such firm as experts in accounting and auditing.

ITEM 4.   Description of Securities.

          Not Applicable.

ITEM 5.   Interests of Named Experts and Counsel.

          Not Applicable.

ITEM 6.   Indemnification of Directors and Officers.

          Triad is a Delaware corporation. Reference is made to Section 145 of the Delaware General Corporation Law as to indemnification by Triad of its officers and directors. The general effect of such law is to empower a corporation to indemnify any of its officers and directors against certain expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person to be indemnified in connection with certain actions, suits or proceedings (threatened, pending or completed) if the person to be indemnified acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

          Article Fourteenth of Triad's Certificate of Incorporation (which Certificate of Incorporation is incorporated by reference as Exhibit 3.1 to this Registration Statement), provides for the indemnification of Triad's officers and directors in accordance with the Delaware General Corporation Law. Article Twelfth of Triad's Certificate of Incorporation includes, as permitted by the Delaware General Corporation Law, certain limitations on the potential personal liability of members of Triad's Board of Directors for monetary damages as a result of actions taken in their capacity as Board members.

          The directors and officers of Triad are covered by insurance policies indemnifying them against certain liabilities arising under the Securities Act, which might be incurred by them in such capacities.

ITEM 7.   Exemption from Registration Claimed.

          Not applicable.

ITEM 8.   Exhibits.

          The documents listed hereunder are filed as exhibits hereto.

Exhibit Number      Description
--------------      -----------

     3.1 Certificate of Incorporation of Triad, as filed with the Secretary of State of the State of Delaware on April 27, 1999, filed as exhibit 3.1 to Triad Hospitals, Inc. Registration Statement on Form S-8 (No. 333-78189) under the Securities Act of 1933, as amended, is incorporated herein by reference.

     3.2 By-Laws of Triad, filed as exhibit 3.2 to Triad Hospitals, Inc. Registration Statement on Form S-8 (No. 333-78189) under the Securities Act of 1933, as amended, is incorporated herein by reference.

     4.1            Form of Specimen Certificate for Triad Hospitals, Inc.
                    common stock, filed as exhibit 4.1 to Triad Hospitals, Inc. Registration Statement on Form 10 under the Securities Exchange Act of 1934, as amended, is incorporated herein by reference.

     4.2 Rights Agreement between Triad Hospitals, Inc. and National City Bank, as rights agent.

     23             Consent of Ernst & Young LLP.

Exhibit Number      Description
--------------      -----------

     99             Triad Hospitals, Inc. Employee Stock Purchase Plan.


ITEM 9.   Undertakings.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, as of the 4th day of June 1999.

                              TRIAD HOSPITALS, INC.


                              By: /s/ James D. Shelton
                                 ----------------------------
                                       James D. Shelton
                                    Chief Executive Officer


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Date: June 4, 1999                 By: /s/ James D. Shelton
                                      -----------------------------------------
                                                 James D. Shelton
                                          Chairman of the Board, President
                                      and Chief Executive Officer and Director
                                           (Principal executive officer)


Date: June 4, 1999                 By: /s/ Michael J. Parsons
                                      -----------------------------------------
                                                Michael J. Parsons
                                           Executive Vice President and
                                       Chief Operating Officer and Director


Date: June 4, 1999                 By: /s/ Thomas G. Loeffler
                                      -----------------------------------------
                                                 Thomas G. Loeffler
                                                      Director


Date: June 4, 1999                 By: /s/ Thomas F. Frist III
                                      -----------------------------------------
                                                 Thomas F. Frist III
                                                      Director


Date: June 4, 1999                 By: /s/ Marvin Runyon
                                      -----------------------------------------
                                                   Marvin Runyon
                                                      Director

Date: June 4, 1999            By: /s/ Uwe E. Reinhardt
                                 --------------------------------------------
                                             Uwe E. Reinhardt, Ph.D
                                                   Director


Date: June 4, 1999             By: /s/ Dale V. Kesler
                                  --------------------------------------------
                                                Dale V. Kesler
                                                   Director


Date: June 4, 1999             By: /s/ Gale Sayers
                                  --------------------------------------------
                                                 Gale Sayers
                                                   Director


Date: June 4, 1999            By: /s/ Burke W. Whitman
                                 --------------------------------------------
                                               Burke W. Whitman
                                  Executive Vice President, Chief Financial
                                             Officer and Treasurer
                                         (Principal financial officer)


Date: June 4, 1999             By: /s/ W. Stephen Love
                                  --------------------------------------------
                                               W. Stephen Love
                                  Senior Vice President of Finance/Comptroller
                                         (Principal accounting officer)

                               INDEX TO EXHIBITS

Exhibit Number           Description
--------------           -----------

     3.1 Certificate of Incorporation of Triad, as filed with the Secretary of State of the State of Delaware on April 27, 1999, filed as exhibit 3.1 to Triad Hospitals, Inc. Registration Statement on Form S-8 (No. 333-78189) under the Securities Act of 1933, as amended, is incorporated herein by reference.

     3.2 By-Laws of Triad, filed as exhibit 3.2 to Triad Hospitals, Inc. Registration Statement on Form S-8 (No. 333-78189) under the Securities Act of 1933, as amended, is incorporated herein by reference.

     4.1                 Form of Specimen Certificate for Triad Hospitals, Inc.
                         common stock, filed as exhibit 4.1 to Triad Hospitals, Inc. Registration Statement on Form 10 under the Securities Exchange Act of 1934, as amended, is incorporated herein by reference.

     4.2 Rights Agreement between Triad Hospitals, Inc. and National City Bank, as rights agent.

     99                  Triad Hospitals, Inc. Employee Stock Purchase Plan.